Exhibit 10.106

April 25, 2006

Path 1 Network Technologies Inc.

6215 Ferris Square, Suite 140

San Diego, CA 92121

Re:	Overadvance Letter

Ladies and Gentleman:

Reference is hereby made to that certain Security Agreement is made as of April 25, 2006 by and among LAURUS MASTER FUND, LTD., a Cayman Islands company (“Laurus”), PATH 1 NETWORK TECHNOLOGIES INC., a Delaware corporation (the “Parent”), and each party listed on Exhibit A attached thereto (each an “Eligible Subsidiary” and collectively, the “Eligible Subsidiaries”) (as amended, modified or supplemented from time to time, the “Security Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Security Agreement.

Laurus is hereby notifying you of its decision to exercise the discretion granted to it pursuant to Section 2(a)(iii) of the Security Agreement to make a Loan to the Company in excess of the Formula Amount from time to time in effect during the Periods (as defined below) in an aggregate principal amount equal to an aggregate of $600,000 (the “Initial Overadvance”), such Initial Overadvance to be repaid during the Periods as set forth below.

For the period beginning on the date hereof and ending on October 31, 2006 (the “Initial Period”), Laurus hereby waives compliance with Section 3 of the Security Agreement, but solely as such provision relates to the immediate repayment requirement for Overadvances. Laurus further agrees that solely for such Initial Period (but not thereafter), (i) the Initial Overadvance shall not trigger an Event of Default under Section 19(a) of the Security Agreement, and (ii) the Overadvance rate set forth in Section 5(b)(iii) of the Security Agreement (the “Overadvance Rate”) shall not apply. All other terms and provisions of the Security Agreement and the Ancillary Agreements remain in full force and effect.

This letter may not be amended or waived except by an instrument in writing signed by the Company and Laurus. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. This letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede and replace all prior communications, written or oral, with respect to the matters herein.

If the foregoing Overadvance Letter meets with your approval please signify your acceptance of the terms hereof by signing below.

LAURUS MASTER FUND, LTD.

By:

Agreed and accepted on the date hereof:

PATH 1 NETWORK TECHNOLOGIES INC.

By:

Name:

Title: